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                                                                    EXHIBIT 23.3
                            [RYDER SCOTT LETTERHEAD]

                         CONSENT OF RYDER SCOTT COMPANY

We hereby consent to the reference to our firm under the caption "Experts" and the reference to the results of our reserve review letter, dated January 1, 1995 (the "Reserve Review Letter") and the inclusion of the Reserve Review Letter, in the Registration Statement and related Prospectus of Cairn Energy USA, Inc. (the "Company") on Form S-3 and to the incorporation by reference therein of references to our firm and to the Reserve Review Letter in the Company's Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                            /s/  RIDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS

                                               RIDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS

Houston, Texas